As filed with the Securities and Exchange Commission on April 25, 2002
                         Registration File No. 333-86916
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                      POST EFFECTIVE AMENDMENT NUMBER 1 TO
                                    Form SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            Federal Trust Corporation
         --------------------------------------------------------------
                 (Name of small business issuer in its charter)

           Florida                                              6712
-----------------------------                        ---------------------------
(State or jurisdiction of                           (Primary Standard Industrial
incorporation or organization)                       Classification Code Number)

                                   59-2935028
                       ----------------------------------
                      (I.R.S. Employer Identification No.)


                               312 W. First Street
                             Sanford, Florida 32771
                                 (800) 226-2829
                      ------------------------------------
                          (Address and telephone number
                         of principal executive offices)

                               James V. Suskiewich
                       President & Chief Executive Officer
                               312 W. First Street
                             Sanford, Florida 32771
                                 (800) 226-2829
           ----------------------------------------------------------
            (Name, address and telephone number of agent for service)

                              Copies Requested to:
              Herbert D. Haughton, Esq. or Richard L. Pearlman, Esq
                             Igler & Dougherty, P.A.
                              1501 Park Avenue East
                           Tallahassee, Florida 32301
                            (850) 878-2411 Telephone
                            (850) 878-1230 Facsimile

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933 check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
=============================================================================================================
         Title of                                      Proposed         Proposed
        each class                    Amount            maximum          maximum
       of securities                   to be           offering         aggregate           Amount of
     to be registered               registered         price(1)     offering price(2)   registration fee
-------------------------------------------------------------------------------------------------------------
Common stock $0.01 par value         1,100,000          $3.65          $4,015,000           $369.38

=============================================================================================================

(1) Maximum per share purchase price of stock to be issued.
(2) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per share.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                          DEREGISTRATION OF SECURITIES

     This Post-Effective Amendment Number 1, to deregister all unsold securities, relates to the Registration Statement filed by Federal Trust Corporation, a Florida Corporation ("FTC") on Form SB-2 (the "Registration Statement"), Registration No. 333-86916.

     FTC hereby deregisters the 1,444 unsold shares of common stock (par value $.01 per share) which were covered by the Registration Statement. The Offering closed with 1,098,556 shares being sold.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Post-Effective Amendment Number 1 to the Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sanford, and the State of Florida on this 29th day of July, 2002.

FEDERAL TRUST CORPORATION


By: /s/ James V. Suskiewich
    -----------------------------------------------------
        James V. Suskiewich
        Chairman of the Board and Chief Executive Officer

By: /s/ Aubrey H. Wright
    -----------------------------------------------------
        Aubrey H. Wright
        Principal Accounting Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment Number 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



      Signature                      Title                              Date
      ---------                      -----                              ----


/s/ James V. Suskiewich         President, Chief
-------------------------      Executive Officer,
James V. Suskiewich                Director                        July 29, 2002


-------------------------
Samuel C. Certo                    Director                        July __, 2002


-------------------------
Kenneth W. Hill                Director, Vice Chairman             July __, 2002

      Signature                      Title                              Date
      ---------                      -----                              ----

 */s/ James V. Suskiewich
-------------------------
George W. Foster               Director, Chairman                  July 29, 2002

 */s/ James V. Suskiewich
-------------------------
A. George Igler                    Director                        July 29, 2002

     * Pursuant to Power of Attorney filed April 25, 2002, authorizing James V. Suskiewich and Aubrey H. Wright, or either of them, as the true and lawful attorneys-in-fact to sign all amendments to the Form SB-2 Registration Statement File No. 333-86916.